UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2011

FUNCTION(X) INC.

(Exact name of registrant as specified in charter)

Delaware	00-13803	33-0637631
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	902 Broadway	10021
	New York, New York 10010	(Zip Code)
(Address of principal
executive offices)

Registrant’s telephone number, including area code: (212) 838-3100

(Former Name or Former Address, if

Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2011, the Company appointed William B. Manning to serve as the Company’s Principal Financial Officer and Principal Accounting Officer, effective November 10, 2011.  Mr. Manning has replaced Bethany Gilmore, the Company’s current Principal Accounting Officer, who has taken another position with the Company effective November 10, 2011.

Mr. Manning, 55 years old, has over 25 years’ experience in finance and accounting, including senior level financial management positions with Flag Luxury Properties, The Sillerman Companies, Artist Group International and Metromedia International Telecommunications, Inc.  Mr. Manning has participated in numerous corporate finance transactions and developed financial reporting systems for companies ranging from start-up to publicly traded international entities.  He is a CPA and holds a MBA from Pace University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUNCTION (X) INC. By: /s/ Mitchell J. Nelson
DATE: November 14, 2011	Name: Mitchell J. Nelson Title: Executive Vice President, General Counsel and Secretary